EXHIBIT 10.11
                                ROYALTY AGREEMENT


         This agreement is entered into this 1st day of June, 1976 by and between Spectrum Medical Industries, Incorporated ("Herein after referred to as SMII") and Roy T. Eddleman herein referred to as "RTE", an individual, with reference to the following facts:

         A. RTE has invested and will continue to invest considerable personal time, effort and expense in developing products and applications for patentable lab products processes and services. Herein after referred to as "PLPPAS".

         B. SMII desires to acquire all of RTE's rights in and to such as it applies to devices, membranes, membrane applications, labware and other useful lab products. THEREFORE, in consideration of the forgoing permises and the mutual trade secret covenants set forth herein, the parties hereby agree as follows:

         1. TRANSFER OF INTEREST. RTE hereby transfers, grants and conveys to SMII all of his rights, titles and interests in and to the patentable Lab products, processess and services he may have on the date hereof and for all future rights for a period of 29 years or the maximum legal time such grants are allowed under all applicable California and USA Federal Laws. RTE warrants that he is not aware of any claims or potential claims in or to such PLPPAS application by any third parties.

         2. ROYALTY. SMII hereby agrees to pay RTE a royalty of 7.0% of the Net Sales of all PLPPAS for and all net out-of-pocket expense reimbursments derived from contracts for research and development awarded to SMII by any third party transaction in all PLPPAS, based upon invoices for such research and development services. Such royalty shall be payable only upon sales and services invoiced during the period 1976 through 2005, whereupon such obligation to pay royalties shall terminate. This agreement applies to any and all applicable taxes, countries,...

         3. TIME AND MARINER OF ROYAL PAYMENTS. Each pay period, SMII shall submit to RTE a fixed estimated amount of the said 7.0% royalty each normal pay period and within thirty days of the end of the fiscal year the exact account will be adjusted to reflect and exact 7% accounting of applicable net sales. "Net Sales" shall mean the gross sales price of all products and services billed for use in the Laboratory and defined as above. Less all discounts, return allowances, transportation expenses, export duties, excise and other sales taxes and other similar governmental charges which SMII is required to pay or absorb.

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         4. RETENTION OF RECORDS. SMII agrees to retain records relating to the
Net Sales and revenues derived from all sales for at least ten years and to have then available for inspection by RTE or his representatives at all reasonable times for sole purpose of verifying RTE's reports and payments under this agreement.

         5. DEVELOPMENT OF OTHER NON-RELATED LABORATORY PRODUCTS. Nothing contained in this agreement shall be interpreted as restricting any party with respect to the development of non-related applications, PLPPAS for other than those described in paragraph 1. above.

         6. CONFIDENTIALITY. RTE agrees that the list of suppliers of products used in the development of all PLPPAS which is the subject of this agreement constitutes confidential and proprietary information of SMII and has not been disclosed to parties other than to representatives of SMII. RTE agrees to use his best effort to maintain the confidentiality of said list of suppliers.

         7. NOTICES. Any notice, payment or other communication ("notices") provided for or permitted to be given herein must be in writing and may be given or served by depositing the same in the United States mail, addresses to the party to be notified, with postage prepaid. Notices transmitted by mail in the manner provided hereinabove shall be effective on the 3rd business day after deposit in the mail. For the purposes of such notices to the party as hereinafter provided:

                (a)    If to Spectrum Medical Industries, Inc.

                         Spectrum Medical Incorporated
                         60916 Terminal Annex
                         Los Angeles, CA 90054

                (b)    If to Roy T. Eddleman

                         Roy T. Eddleman
                         1259 North Doheny Drive
                         Los Angeles, CA 90069

         8. SUCCESSOR AND ASSIGNS. All of the terms and provisions of the Royalty Agreement shall be binding upon and inure to the benefit of and be enforceable by RTE and SMII and their respective successors and assigns.

         9. CHOICE OF LAW. It is the intention of the parties that internal laws of California shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties.

         10. INTERGRATED AGREEMENT: AMENDMENTS. The foregoing constitutes the entire agreement between the parties on the subject hereof, there are no other agreements understandings


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between the parties of this subject matter. This Royalty Agreement may not be amended except by written instruments signed by both parties hereto.

         11. WAIVERS. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any kind of the other provisions, whether or not similar, not shall waiver constitute continuing waiver. No waiver shall be binding unless executed in writing by the party marking such waiver.

         12. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable, all other provisions hereof shall be given effect separately therfrom and shall not be affected thereby.

         13. RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be construed to create any relationship of agency or partnership among Spectrum Medical and Spectrum Separations, nor shall this Agreement be considered to create a joint venture.




                              SPECTRUM MEDICAL INDUSTRIES, INC.

                              BY /s/ Roy T. Eddleman
                                 ------------------------------
                                 PRESIDENT & CEO
                                 ------------------------------
                                 Name and Title



                              ROY T. EDDLEMAN

                              BY /s/ Roy T. Eddleman
                                 ------------------------------
                                 ROY T. EDDLEMAN
                                 ------------------------------